Exhibit 10.1

MUTUAL CONFIDENTIALITY AGREEMENT

Between Saint-Gobain Ceramics & Plastics, Inc. (“SGCP”), a Delaware corporation having a place of business at One New Bond Street, Worcester, Massachusetts, 01615;

and Nano Labs (“Participant”), a [State of incorporation] corporation having a place of business at The Ford Building, 615 Griswold St., 17th Floor, Suite 305 Detroit, MI 48226

Disclosure Period
Start: Date of final signature to this Agreement
End: Two (2) years from the date of final signature to this Agreement.

Confidentiality Period
Five (5) years.

Information from SGCP to Participant
Information of a technical or commercial nature and samples related to SGCP’s business, including without limitation financial information, powder, slurry and compound product related information and information related to methods and equipment for manufacturing same, as well as the existence and terms of this Agreement and the existence and nature of the relationship between the parties.

Information from Participant to SGCP
Details regarding Participant’s diamond powders, nano diamond slurries and compounds and related capabilities.

1.  This Agreement is effective as of the Start of the Disclosure Period.  The parties may engage in certain activities related to SGCP and Participant considering future business relationships (the “Activities”) as part of which they may exchange confidential information from one party as Discloser to the other as Recipient.

2.  “Information” shall mean information identified above, disclosed by or on behalf of Discloser or Discloser’s affiliates to Recipient or Recipient’s affiliates, during the Disclosure Period, and (a) disclosed in a form suitable for marking (e.g., written, sample, electronic) and conspicuously marked “Confidential” or (b) disclosed in another form, noted at the time of disclosure to be confidential, and confirmed as such in writing by the Discloser to the Recipient within thirty (30) days.

3.  Despite the foregoing, the protections of this Agreement shall cease to apply to Information as of the date it is (a) known publicly except through breach of this Agreement, (b) received by Recipient from a third party without an obligation of confidentiality, (c) already known to Recipient as of the date of disclosure hereunder, or (d) independently developed.  The Recipient shall have the burden of demonstrating such an exception applies.  Information may be disclosed if required by process of law so long as Recipient promptly notifies Discloser and reasonably cooperates with Discloser to limit disclosure.

4.  For the Confidentiality Period extending from the date of disclosure of particular Information, the Recipient shall (a) use such Information only for the mutual benefit of the parties in connection with the Activities, (b) disclose such Information only to its employees and agents and its affiliates’ employees and agents (collectively “Representatives”) who need to know for the Activities, (c) use at least reasonable care to prevent any other disclosure of such Information, and (d) return or destroy (Recipient’s option) such Information at the request of Discloser, however, routine electronic back-ups and one archival copy may be maintained for use only in resolving disputes related to this Agreement.  Recipient will cause its Representatives to comply with the terms of this Agreement.

5.  This Agreement does not (a) transfer or grant any rights to any intellectual property of any kind other than the limited right of use specifically provided herein, (b) create any partnership, joint venture, or other relation between the parties, (c) create an obligation to make any transaction, or (d) constitute a warranty as to the fitness of any information disclosed for any purpose.

6.  This Agreement (a) is not assignable except with permission of the non-assigning party, (b) is binding on successors, heirs and permitted assigns, (c) is the sole agreement related to the subject matter hereof unless such agreement is in writing and signed by both parties, (d) is subject to the laws of the State of Delaware without regard to conflict of laws principles, and (e) may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute the same document.  Executed facsimile and electronic copies of this Agreement shall be treated as originals for contract formation and evidentiary purposes.

7.  Either party may terminate the Disclosure Period on ten (10) days written notice.

8.  The Recipient shall comply with all applicable U.S. government export control statutes and regulations.

9.  If any provision of this Agreement is found invalid, illegal, or unenforceable, such provision shall be deemed amended to conform to applicable laws or, if it cannot be so amended without materially altering the parties’ intention, it shall be stricken, the remainder of this Agreement remaining in full force and effect.

10.  Discloser understands Recipient may be currently or in the future developing information internally, or receiving information from a third party that may be similar to Discloser's Information.  Accordingly, without violation of this Agreement, nothing in this Agreement will be construed as a representation or inference that Recipient will not develop similar products, process, systems or techniques, or enter into joint ventures, alliances and licensing arrangements, which compete with the subject matter contemplated by Discloser's Information so long as the Recipient complies with its obligations of confidentiality according to this Agreement.

SGCP

/s/ Robert Futrell                                       4/7/13
Signature                                                        Date

Robert Futrell - GM of S.C
Printed Name                                                 Title

Participant

/s/ Victor M. Castano                 April 1st, 2013
Signature                                                        Date

Victor M. Castano, Chief executive Officer of
                                        innovation, Nano Labs
Printed Name                                                 Title